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                  CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (no. 33-90166 and 33-98748) of Harvard Industries of our report dated May 26, 1998 relating to the financial statements of the Harvard Capital Accumulation Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

11 Madison Avenue
New York, NY
June 28, 1999